UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ONCONOVA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Onconova Therapeutics, Inc., a Delaware corporation (“Onconova” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) as definitive additional materials pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended, in connection with the solicitation of proxies by the Board of Directors for the Company’s Special Meeting of Stockholders held on March 4, 2021 (the “Special Meeting”). On January 13, 2021, Onconova filed a definitive proxy statement (the “Special Meeting Proxy Statement”) and a definitive form of proxy card with the SEC in connection with the Special Meeting.

These definitive additional materials were first sent or made available to stockholders on or about March 4, 2021.

Certain Information Disclosed in the Current Report on Form 8-K the Company Filed with the SEC on March 4, 2021 (the “Form 8-K”), as amended by the Form 8-K/A the Company Filed with the SEC on March 4, 2021 (the Form 8-K/A”)

As disclosed in the Form 8-K/A, at the Special Meeting held on March 4, 2021, the Company’s stockholders approved Proposals 3 as set forth in the Special Meeting Proxy Statement.

In addition, as disclosed in the Form 8-K and Form 8-K/A, in accordance with Proposal 3 which was approved by the stockholders, the Special Meeting was adjourned to April 1, 2021, at 9:00 a.m. Eastern Daylight Time with respect to (i) Proposal 1 to amend the Company’s Tenth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to combine the Company’s outstanding shares of common stock into a lesser number of outstanding shares (the “Reverse Stock Split”) by a ratio of not less than one-for-five and not more than one-for-fifteen, with the exact ratio to be set within this range by the Board of Directors in its sole discretion, and (ii) Proposal 2 to amend the Certificate of Incorporation to decrease, concurrent with and conditioned upon the effectiveness of the Reverse Stock Split, the number of authorized shares of capital stock from 255,000,000 to 130,000,000 shares in order to decrease the number of authorized shares of common stock from 250,000,000 to 125,000,000.

The adjourned Special Meeting will be held at the same virtual meeting location, www.virtualshareholdermeeting.com/ONTX2021SM. This will enable the Company’s stockholders of record as of the record date, which was January 12, 2021, additional time to consider and vote on Proposal 1 and Proposal 2, and enable the Company’s proxy solicitor, MacKenzie Partners, Inc., more time to assist the Company with the solicitation of stockholder votes on Proposal 1 and Proposal 2.

At the adjourned Special Meeting on April 1, 2021, stockholders will be deemed to be present in person and vote at such adjourned meeting in the same manner as disclosed in the Special Meeting Proxy Statement the Company filed with the Securities and Exchange Commission on January 13, 2021 and mailed to the stockholders. Valid proxies submitted prior to the reconvened Special Meeting will continue to be valid for the upcoming reconvened Special Meeting, unless properly changed or revoked prior to votes being taken at such reconvened Special Meeting.

The Company's Board of Directors expects to communicate with stockholders in the near future in connection with the adjourned Special Meeting.

Certain Information Disclosed during the Special Meeting

During the Special Meeting, the Company informed stockholders that with regard to Proposal 1 and Proposal 2, more than 70% of the votes cast prior to the Special Meeting were in favor of each of the proposals, but there were insufficient votes to approve these proposals, each of which requires the approval of the holders of a majority of outstanding shares of common stock.